EXHIBIT 3.11
# 168429
Posted By: C.S.
Checked By: TW
STATE OF ALABAMA
BUTLER COUNTY
CERTIFICATE OF INCORPORATION
OF
GREENVILLE HOSPITAL CORPORATION
The undersigned, as Judge of Probate of Butler County, Alabama, hereby certifies that duplicate originals of Articles of INCORPORATION of GREENVILLE HOSPITAL CORPORATION, duly signed and verified pursuant to the provisions of the Alabama Business Corporation Act, have been received in this office and are found to conform to law.
ACCORDINGLY the undersigned, as such Judge of Probate, and by virtue of the authority vested in him by law, hereby issues this Certificate of INCORPORATION of GREENVILLE HOSPITAL CORPORATION and attaches hereto a duplicate original of the Articles of INCORPORATION
GIVEN under my hand and seal this 21ST day of DECEMBER, 1994.
/s/ Colin Steindorff
JUDGE OF PROBATE
RECEIVED
DEC 22 1994
SECRETARY
OF STATE

FILED in OFFICE
BUTLER COUNTY, ALABAMA
1994 DEC 21 AM 10:26
CALVIN STEINDORFF JUDGE
ARTICLES OF INCORPORATION
OF
GREENVILLE HOSPITAL CORPORATION
The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Alabama Business Corporation Act, does hereby adopt the following Articles of Incorporation for such corporation:
ARTICLE ONE
The name of the Corporation is Greenville Hospital Corporation.
ARTICLE TWO
The period of its duration is perpetual-
ARTICLE THREE
The purpose for which the Corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act (the “Alabama Act”).
ARTICLE FOUR
The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of $.01 par value per share common stock.
ARTICLE FIVE
The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.
ARTICLE SIX
The street address of its initial registered office is P.O. Box 5018, 25 Washington Avenue, Suite 201, Montgomery, Alabama 16103 and the name of its initial registered agent at such address is CSC-Lawyers Incorporating Service Incorporated.

ARTICLE SEVEN
The number of directors of the Corporation may be fixed by the Bylaws.
The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until a successor is elected and qualified are:
Tyree G. Wilburn
155 Franklin Road, Suite 400
Brentwood, TN 37027
Deborah G. Moffett
3707 FM 1960 West, Suite 500
Houston, TX 77068
T. Mark Buford
3707 FM 1960 West, Suite 500
Houston, TX 77068
ARTICLE EIGHT
The name and address of the incorporator is:
Robin J. Payton
414 Union Street, Suite 1600
Nashville, Tennessee 37219
ARTICLE NINE
To the greatest extent permitted by Alabama law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 10-2A-75 of the Alabama Act or (iv) for any transaction from which the director derives an improper personal benefit. If the Alabama Act is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Alabama Act, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE TEN

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A. Rights to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, or is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Alabama Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Alabama Act requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.
B. Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim- If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Alabama Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Alabama Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct,

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or in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation or any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Alabama Act.
E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Alabama Act with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE ELEVEN
The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted by the board of directors.
IN WITNESS WHEREOF, I have hereunto set my hand, this 19th day of December, 1994.
/s/ Robin J. Payton
Robin J. Payton, Incorporator
414 Union Street
Suite 1600
Nashville, Tennessee 37219

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The State of Alabama, Butler County
I, CALVIN STEINDORFF, Judge of the Probate Court of said County of Butler, do hereby certify that the foregoing FIVE pages, numbered from CORPORATION 15 PAGES 124 to128, both inclusive, constitute and are an examined, true, accurate and complete copy of ARTICLES OF INCORPORATION OF GREENVILLE HOSPITAL CORPORATION as the same are and remain of record in my office.
I further certify that I am the Judge of the Probate Court of said County and am duly commissioned and qualified as such Judge; and that said Court has no Judge other than myself, that said Court is a Court of Record and has a seal, and that being such Judge, I am the keeper of the Records and of the Seals of said Court.
And in attestation and authentication of this certificate, I do hereunto set my hand officially, and affix the seal of said Court, and certify that this attestation is in due form and by the proper officer.
Done at office, this the 21ST day of DECEMBER, 1994.
/s/ Calvin Steindorff
Judge of the Probate Court
Butler County, Alabama
RECEIVED
DEC 22 1994
SECRETARY
OF STATE

FILED IN OFFICE
JAN — 3 1995
5:00 P.M.
SECRETARY O
ARTICLES OF MERGER
OF
THE L. V. STABLER MEMORIAL HOSPITAL OF GREENVILLE, INC.
(an Alabama Corporation)
WITH AND INTO
GREENVILLE HOSPITAL CORPORATION
(an Alabama Corporation)
To the Secretary of State of the State of Alabama:
Pursuant to the provisions of Section 10-2B-11.05 of the Code of Alabama, 1975, Greenville Hospital Corporation, a corporation organized under the laws of the State of Alabama, hereby executes the following Articles of Merger:
I
A copy of the Plan of Merger (the “Plan of Merger”) is attached hereto as Exhibit A.
II
The Plan of Merger was approved by unanimous written consent of the directors and shareholders of Greenville Hospital Corporation adopted on December 29, 1994, and by unanimous written consent of the directors and shareholders of The L. V. Stabler Memorial Hospital of Greenville, Inc. on December 29, 1994-
III
Under the Plan of Merger, Greenville Hospital Corporation, an Alabama corporation, shall be the surviving corporation. The stock of The L. V. Stabler Memorial Hospital of Greenville, Inc. shall be cancelled and the stock of Greenville Hospital Corporation shall remain outstanding as the shares of the surviving corporation.
IV
As to each corporation incorporated under the laws of Alabama, the counties in which their articles of incorporation are filed are:

Greenville Hospital Corporation	Butler County, Alabama

The L. V. Stabler Memorial Hospital of Greenville, Inc.	Butler County, Alabama
V
The merger described in the Plan of Merger shall be effective upon filing of these Articles of Merger with the Secretary of State of Alabama, or the close of business on December 31, 1994, whichever is later.
IN WITNESS WHEREOF, the undersigned surviving corporation has caused these articles of merger to be executed in its name by its Senior Vice President and Assistant Secretary, as of the 29th day of December, 1994.
GREENVILLE HOSPITAL CORPORATION
By: /s/ Tyree G. Wilburn
Tyree G. Wilburn, Senior Vice President
By: /s/ Sara Martin-Michels
Sara Martin-Michels, Assistant Secretary
STATE OF TENNESSEE)
COUNTY OF WILLIAMSON)
Before me, the undersigned Notary Public in and for the County and State aforesaid, personally appeared Tyree G. Wilburn, who being by me first duly sworn, doth depose and say that he is the Senior Vice President of Greenville Hospital Corporation, and that the foregoing statements contained in this report are true, full and correct.
Subscribed and sworn to before me on the 4th day of January, 1995 in witness whereof I hereunto subscribe my name and attach the seal of my office.
/s/ Beverly Opel Ferguson
NOTARY PUBLIC
My Commission Expires: 12/14/97

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STATE OF TENNESSEE)
COUNTY OF WILLIAMSON)
Before me, the undersigned Notary Public in and for the County and State aforesaid, personally appeared Sara Martin-Michels, who being by me first duly sworn, doth depose and say that she is the Assistant Secretary of Greenville Hospital Corporation, and that the foregoing statements contained in this report are true, full and correct.
Subscribed and sworn to before me on the 4th day of January, 1995 in witness whereof I hereunto subscribe my name and attach the seal of my office.
/s/ Beverly Opel Ferguson
NOTARY PUBLIC
My Commission Expires: 12/14/97
THE L.V. STABLER MEMORIAL HOSPITAL OF GREENVILLE, INC.
By: /s/ Tyree G. Wilburn
Tyree G. Wilburn, Senior Vice President
By: /s/ Sara Martin-Michels
Sara Martin-Michels, Assistant Secretary
STATE OF TENNESSEE)
COUNTY OF WILLIAMSON)
Before me, the undersigned Notary Public in and for the County and State aforesaid, personally appeared Tyree G. Wilburn, who being by me first duly sworn, doth depose and say that he is the Senior Vice President of The L.V. Stabler Memorial Hospital of Greenville, Inc. and that the foregoing statements contained in this report are true, full and correct.
Subscribed and sworn to before me on the 4th day of January, 1995 in witness whereof I hereunto subscribe my name and attach the seal of my office.
/s/ Beverly Opel Ferguson
NOTARY PUBLIC
My Commission Expires: 12/14/97
STATE OF TENNESSEE)
COUNTY OF WILLIAMSON)
Before me, the undersigned Notary Public in and for the County and State aforesaid, personally appeared Sara Martin-Michels, who being by me first duly sworn, doth depose and say that she is the Assistant Secretary of The L.V. Stabler Memorial Hospital of Greenville, Inc., and that the foregoing statements contained in this report are true, full and correct.
Subscribed and sworn to before me on the 4th day of January, 1995 in witness whereof I hereunto subscribe my name and attach the seal of my office.
/s/ Beverly Opel Ferguson
NOTARY PUBLIC
My Commission Expires: 12/14/97

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PLAN OF MERGER
This Plan of Merger is prepared pursuant to the provisions of Section 10-2B-11.05 of the Alabama Code of 1975:
1. The name of the merging corporations are The L. V. Stabler Memorial Hospital of Greenville, Inc. and Greenville Hospital Corporation- Both corporations are organized under the laws of the State of Alabama.
2. The name of the surviving corporation is Greenville Hospital Corporation.
3. Each corporation is for profit.
4. The terms and conditions of the proposed merger are:
The L. V. Stabler Memorial Hospital of Greenville, Inc., an Alabama corporation, shall merge into Greenville Hospital Corporation, an Alabama corporation, without any consideration payable to the shareholder of The L. V. Stabler Memorial Hospital of Greenville, Inc.
5. The manner and basis of converting the shares of each corporation into shares, obligations or other securities of the surviving or any other corporation or into cash or other property, in whole or in part, is as follows:
The stock of The L. V. Stabler Memorial Hospital of Greenville, Inc- shall be cancelled and the stock of Greenville Hospital Corporation shall remain outstanding as the shares of the surviving corporation-
Dated as of December 31, 1994.
THE L.V. STABLER MEMORIAL HOSPITAL OF GREENVILLE, INC.
By: /s/ Tyree G. Wilburn
Capacity: Sr. Vice President
GREENVILLE HOSPITAL CORPORATION
By: /s/ Tyree G. Wilburn
Capacity: Sr. Vice President
Secretary of State
State of Alabama
I hereby certify that this is a true and complete copy of the document filed in this office on
January 3, 1995
Date July 3 2007
Beth Chapman
Secretary of State

168-429
     By: SWS
Checked By:
FILED IN THIS OFF
OCT 17 1995
SECRETARY OF STA
STATE OF ALABAMA
STATEMENT OF CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE OR BOTH

CHECK ONE:		FOREIGN CORPORATION
	x	DOMESTIC PROFIT CORPORATION
PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING RS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.
State of Incorporation:
1. The name of the corporation:
GREENVILLE HOSPITAL CORPORATION
2. The name of the present registered agent:
CSC-Lawyers Incorporating Service Incorporated
3. The street address of the present registered office:
25 Washington Avenue, Suite 201, Montgomery, AL 36103
4. The name of its successor registered agent:
CSC-Lawyers Incorporating Service Incorporated
5. The street address to which its registered office is to be changed (street address of registered agent and registered office must be Identical; NO PO BOX):
57 Adams Avenue, Montgomery, AL 36104

6. If you are changing the street address of the registered agent, you are required to notify the corporation In writing of the change in the registered agent’s address. Notification has been sent to the corporation.
7. Date: October 6, 1995
CSC-Lawyers Incorporating Service Incorporated
Name of Registered Agent
Bruce R. Winn, Vice President
Type or Print Corporate Officer’s Name and Title
/s/ Bruce R. Winn
Signature of Officer
I,               , consent to serve as registered agent to the above named corporation on this, the       day of      , 19      .
Signature of Registered Agent
MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:
SECRETARY OF STATE, CORPORATE SECTION, POST OFFICE Box 5616, MONTGOMERY, ALABAMA 36103-5616 1195
Secretary of State
State of Alabama
I hereby certify that this is a true and complete copy of the document filed in this office on
October 17, 1995
Date July 3 2007
Beth Chapman
Secretary of State

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# 168429
Posted By: SW
Checked By:
FILED IN OFFICE
NOV 12 2003
SECRETARY OF STATE
STATE OF ALABAMA
STATEMENT OF CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE OR BOTH

CHECK ONE:		FOREIGN CORPORATION
	x	DOMESTIC PROFIT CORPORATION
PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA-
State of Incorporation: Alabama
1. The name of the corporation:
GREENVILLE HOSPITAL CORPORATION
2. The name of the present registered agent:
CSC Lawyers Incorporating Service Company
3. The street address of the present registered office:
150 South Perry Street, Montgomery, AL 36104
4. The name of its successor registered agent:
National Registered Agents, Inc.
5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical):
150 South Perry Street, Montgomery, AL 36104
Street Number, Street Name

6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.
7. Date: 11-4-03
GREENVILLE HOSPITAL CORPORATION
Name of Corporation
Robin Keck — Asst. Secretary
Type or Print Corporate Officer’s Name and Title
/s/ Robin Keck
Signature of Officer
I, National Registered Agents, Inc., consent to serve as registered agent to the above named corporation on this the 7th day of November, 2003.
National Registered Agents, Inc.
/s/ Stephanie Thomas
Signature of Registered Agent
By: Stephanie Thomas
MAIL ORIGINAL APPLICATION WITH THE FILING FEE OF $5.00 TO:
SECRETARY OF STATE, CORPORATIONS DIVISION, PO Box 5616, MONTGOMERY, ALABAMA 36103-5616
Secretary of State
State of Alabama
I hereby certify that this is a true and complete copy of the document filed in this office on
November 12, 1995
Date July 3 2007
Beth Chapman
Secretary of State

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